Exhibit 10.32

Contract No.:

Technology Transfer (Patent) Contract

Project title: A visual prostatic expander

Transferee (Party A): Hangzhou Hanshi Medical Equipment Co., Ltd.

Transferor (Party B): Zhejiang University

Date of signing: December 26, 2019

Place of signing: Zhejiang Intellectual Property Exchange Center Co., Ltd.

Prepared by the Ministry of Science and Technology of the People’s Republic of China

Filling Instructions

I. This is the model text of Technology Transfer (Patent) Contract prepared by the Ministry of Science and Technology of the People’s Republic of China and can be recommended to technology transfer contract parties by technology contract registration agencies for reference.

II. The Contract may be concluded so that a party (the transferor or the original patentee) may transfer own patent right in an invention to the transferee, and the transferee pays the agreed price accordingly.

III. If one of the contracting parties is more than one party, such parties can be listed as joint transferees or joint transferors respectively in the column “Entrusting Party” or “Commissioned Party” (additional page) respectively based on their roles in the contractual relationship.

IV. Matters not covered in this Contract may be separately agreed upon by the parties on the attached sheet and such attached sheet shall be an integral part of this Contract.

V. Terms not to be filled as agreed by the parties hereto shall be marked as “Nil”.

Technology Transfer (Patent) Contract

Transferee (Party A): Hangzhou Hanshi Medical Equipment Co., Ltd.

Domicile: No. 138, Lou Ta Development Zone, Guancun Village, Louta Town, Xiaoshan District, Hangzhou City, Zhejiang Province

Legal representative: Yu Baiming

Project contact: Yu Baiming      Mobile phone: 13606718066

Mailing address: No. 138, Lou Ta Development Zone, Guancun Village, Louta Town, Xiaoshan District, Hangzhou City, Zhejiang Province

Tel: 0571-82306070       Fax: 82305195

E-mail: yubm@vip.163.com

Transferor (Party B): Zhejiang University

Domicile: No. 866, Yuhangtang Road, Xihu District, Hangzhou, Zhejiang Province

Legal representative: Wu Zhaohui

Project contact: Zhang Shigeng      Mobile phone: 13777471917

Mailing address: Department of Urology, Second Affiliated Hospital of Zhejiang University School of Medicine

Tel:                                    Fax:

Mobile phone: 13777471917

E-mail: 2267625180@qq.com

Party B hereby assigns its patent rights to visual prostatic expander to Party A, and Party A accepts and pays the appropriate transfer price. After consultation on an equal footing, the two parties have reached the following agreement on the basis of truthfully and fully expressing their respective wills and in accordance with the provisions of the Contract Law of the People’s Republic of China.

Article 1 Patent rights assigned under the Contract:

(1)	Result name: a visual prostatic expander

Inventors/designers/finishers: Zhang Shigeng, Zhang Nan, Jing Jing

Owner: Zhejiang University

Result no./patent no.: 201811326031.0

Result (acceptance/disclosure/authorization) date: November 8, 2018

(2)	Result name: A visual prostatic expander

Inventors/designers/finishers: Zhang Shigeng, Zhang Nan, Jing Jing

Owner: Zhejiang University

Result no./patent no.: 20182183649.9

Article 2 The status of implementing or licensing the patent right by Party B before the signing of the Contract is as follows,

1. Status of implementing the patent right by Party B (time, place, mode and scale): Nil

2. Status of licensing others to use the patent right by Party B (time, place, mode and scale): Nil

Article 3 In order to ensure that Party A effectively owns the patent right, it shall submit the following technical information to Party A:

1. Patent application acceptance notice (copy), patent application documents and relevant technical documents;

2. ________________________

Article 6 The time, place and method of submitting technical materials to Party A are as follows:

1. Submission time: before January 10, 2020;

2. Place of submission: Party B’s domicile;

3. Submission method: The contact persons of both parties will deliver it in person and issue a written receipt.

Article 4 After the signing of the Contract, Party A shall be responsible for the registration of the transfer of patent rights.

Article 5 Party B shall ensure that the transfer of its patent rights does not infringe the legitimate rights and interests of any third party.

Article 6 Party B shall not bear legal responsibility for the patent right being declared invalid after the effective date of the Contract.

Article 7 Party A shall pay Party B the price for the transfer of the patent rights in the following manners:

1. The total transfer price of the patent rights is: RMB 315,000

Where the transfer price of patent rights is: RMB 315,000

The transfer price of know-how is:

2. Payment of the transfer price shall be made in one lump sum. Party A shall remit all the transfer price and transaction service fees to the designated settlement account of Zhejiang Intellectual Property Exchange Center Co., Ltd. (account name: Zhejiang Intellectual Property Exchange Center Co., Ltd., account no.: 33050161618609886886, bank of deposit: Hangzhou Zhejiang University Branch of China Construction Bank). Party A’s payment of transaction price and transaction service fee to the designated settlement account of Zhejiang Intellectual Property Exchange Center Co., Ltd. shall be deemed to be Party A’s performance of the deposit obligations stipulated herein.

3. After receiving all the transfer price and transaction service fees from Party A, Zhejiang Intellectual Property Exchange Center Co., Ltd. shall notify Party B to submit the technical materials stipulated herein to Party A in accordance with the provisions of Article 6, and Party A shall be responsible for the registration of patent right transfer. Zhejiang Intellectual Property Exchange Center Co., Ltd. shall remit the entire transfer price to Party B’s designated account within five working days from the date of completion of the registration procedures for the transfer of patent rights herein.

Party B’s deposit bank name, address and account number:

Deposit bank: Hangzhou Zhejiang University Branch of China Construction Bank

Address: No. 160, Yugu Road, Xihu District, Hangzhou, Zhejiang Province

Account number: 120202409908808891

4. Party A is obliged to inform Zhejiang Intellectual Property Exchange Center Co., Ltd. in a timely manner after the registration procedures for the transfer of patent rights are completed.

Article 8 Both parties acknowledge that neither party shall restrict the technological competition and technological development of the other party in the performance of the Contract.

Article 9 Both parties acknowledge that:

Party A is entitled to use the inventions and creations involved in the patent rights transferred by Party B for subsequent improvement. Party B is entitled to use the inventions and creations involved in the patent rights transferred for subsequent improvement.

Article 10 Both parties acknowledge that they shall bear their respective liability for breach of contract in accordance with the following agreements:

1. If Party B violates the provisions of articles 2, 5 or 6 herein, it shall pay liquidated damages of RMB 50,000 (the method for calculating liquidated damages or damages to be paid).

2. If Party B violates the provisions of Article 3 herein, it shall pay liquidated damages of RMB 50,000 (the method for calculating liquidated damages or damages to be paid).

3. If Party A or Party B violates the provisions of Article 15 herein, it shall pay liquidated damages of RMB 50,000 (the method for calculating liquidated damages or damages to be paid).

4. If Party A violates the provisions of Article 11 herein, it shall pay a late fee at 1% (per day) of the total contract amount (the method for calculating liquidated damages or damages to be paid).

Article 11 Both parties acknowledge that during validity term of the Contract, Party A designates Yu Baiming as its project contact and Party B designates Zhang Shigeng as its project contact. The project contact persons shall have the following responsibilities:

1. To complete the relevant work assigned according to the agreed time, method and place;

2. To ensure that it will not be difficult or impossible to perform the Contract due to personnel changes;

3. To guarantee the performance of the Contract in an appropriate time, manner and standard.

In case either party changes the project contact, it shall promptly notify the other Party in writing. If the party making changes in project contact fails to notify the other Party in a timely manner and affect the performance of the Contract or cause losses, the Party shall bear the corresponding liabilities.

Article 12 Both parties acknowledge that the Contract may be terminated if its performance becomes unnecessary or impossible under the following circumstances:

1. Due to force majeure;

2. Within 6 months after the entry into force of the Contract, the national industrial policy or the person in charge of the technology project changes.

3. Party B is entitled to terminate the Contract if Party A refuses to pay the patent royalties for more than 3 months.

Article 13 Disputes arising from the performance of the Contract between both parties shall be resolved through negotiation and mediation. If consultation or mediation fails, disputes shall be handled in the second way as follows,

1. Submit to Hangzhou Arbitration Commission for arbitration in accordance with its arbitration rules;

2. File a lawsuit with the people’s court where Party B is located according to law.

Article 14 Both parties acknowledge that: the relevant terms and technical terms referred to in this Contract and related annexes shall be defined and interpreted as follows:

1.  Nil ;

2. ___;

3. ___.

Article 15 The following technical documents related to the performance of the Contract shall be an integral part of the Contract after being confirmed and sealed by both parties in writing:

1. Technical background: Nil;

2. Feasibility demonstration report: Nil;

3. Technical evaluation report: Nil;

4. Technical standards and specifications: Nil;

5. Original design and process documents: Nil;

6. Other: Nil

Article 20 Both parties agree on other matters related to the Contract as follows,

1. According to the regulations of relevant tax departments, Party B will provide a general invoice with value equivalent to the amount paid by Party A, instead of a special VAT invoice.

2. Nil

Article 21 The Contract shall be in septuplicate, Party A and Party B shall hold three copies respectively, and one copy shall be retained by Zhejiang Intellectual Property Exchange Center Co., Ltd.. All copies shall have the same legal effect.

Article 22 The Contract shall take effect on the date of registration with the patent administration department under the State Council.

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Party A: Hangzhou Hanshi Medical Equipment Co., Ltd. (seal)

Legal representative/ authorized agent: Yu Baiming (signature)

Jan. 6, 2020

Party B: Zhejiang University (seal)

Legal representative/ authorized agent: Zhang Shigeng (signature)

Jan. 7, 2020

Affix the stamp duty receipt here:

_____________________________

(The following is filled in by the technical contract registration agency)

Contract Registration Number: ___________________

1. Registration applicant:

2. Registration materials:

(1)

(2)

(3)

3. Contract type:

4. Contract trading volume:

5. Technical trading volume:

Technical contract registration agency (seal)

Operator:

M/D/Y